SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported):  March 28, 1995



                               COMCAST CORPORATION
            (Exact name of registrant as specified in its charter)



    Pennsylvania                  0-6983                     23-1709202
   (State or other            (Commission file             (IRS employer
   jurisdiction of                number)                identification no.)
   incorporation)


            1500 Market Street, Philadelphia, PA      19102-2148
         (Address of principal executive offices)     (zip code)


      Registrant's telephone number, including area code   (215) 665-1700


Item 5.  Other Events.
         -------------

Telecommunications Joint Venture

               On March 28, 1995, subsidiaries of Comcast Corporation ("Comcast"), Tele-Communications, Inc. ("TCI"), Sprint Corporation ("Sprint"), and Cox Communications, Inc. ("Cox") formed several partnerships to engage in the business of providing wireless and wireline telephony services. The principal partnership is known as "MajorCo, L.P." ("MajorCo"). The parties have agreed that MajorCo and its subsidiary partnerships will be the exclusive vehicle for their respective investments in certain specified telecommunications activities, subject to certain limited exceptions. MajorCo and the parties will cross-promote telecommunications products and services using the "Sprint" brand name with cable services and products branded by Cox, TCI or Comcast in their cable television systems. A partnership owned entirely by subsidiaries of Comcast, known as "Comcast Telephony Services", owns 15% of MajorCo and, indirectly, each of MajorCo's subsidiary partnerships.

               MajorCo will engage in the business of providing wireless communications services, primarily personal communication services ("PCS"), through a partnership known as "WirelessCo". Cox, TCI, Sprint and Comcast formed WirelessCo on October 24, 1994 and contributed all of their respective interests in WirelessCo to MajorCo and an affiliated partnership on March 28, 1995. Through WirelessCo, the partners propose to create and operate a seamless, integrated, nationwide wireless communications network. During the term of a trademark license from an affiliate of Sprint, the partnership's services will be marketed under the "Sprint" trademark.

               WirelessCo was the successful bidder for 29 broadband PCS licenses in the auction conducted by the Federal Communications Commission ("FCC") from December 1994 through mid-March 1995. The markets covered by the licenses for which WirelessCo was the successful bidder include New York, San Francisco-Oakland-San Jose, Detroit, Dallas-Forth Worth, Boston-Providence, Minneapolis-St. Paul and Miami-Fort Lauderdale. The total purchase price for the 29 licenses for which WirelessCo was the successful bidder is approximately $2.11 billion, of which $422 million has already been paid to the FCC. The balance of the purchase price will be paid to the FCC when the licenses are issued, which is expected to occur in mid-1995.

               WirelessCo will also own equity interests in two partnerships that hold broadband PCS licenses that were issued under the FCC's "pioneer preference" program. First, on January 9, 1995, WirelessCo agreed to purchase from The Washington Post Company a 49% limited partnership interest in American PCS, L.P. ("APC"). APC holds a broadband PCS license for the Washington-Baltimore Major Trading Area ("MTA"). APC has agreed to affiliate its PCS system with WirelessCo's systems and be part of the partnership's nationwide network, using the "Sprint" trademark. WirelessCo paid The Washington Post Company approximately $23.4 million for its interest in APC. WirelessCo is generally obligated to make capital contributions to APC in the ratio of 49:51 of the cost of APC's PCS license. WirelessCo may also be required to contribute additional capital to APC to fund any portion of the cost of APC's PCS license that the general partner of APC is unable to finance and to make loans to APC to finance build-out expenditures. Second, WirelessCo also proposes to invest in another partnership, to be managed by Cox and controlled jointly by Cox and Cox Enterprises, Inc. ("CEI"), that will operate a PCS system in the Los Angeles-San Diego MTA, using the license awarded to Cox under the "pioneer preference" program. On March 28, 1995, Comcast entered into a joint venture formation agreement with TCI, Cox and Sprint, which provides the basis upon which the parties will negotiate a definitive agreement for the formation of this partnership, which is expected to be owned 60% by Cox and CEI (through a partnership), with a 40% investment by WirelessCo. Upon the satisfaction of certain conditions, including the agreement of the parties on the terms of the definitive partnership agreement, Cox would agree to contribute its Los Angeles-San Diego PCS license to this partnership and WirelessCo would agree to contribute cash, which would be used to fund construction costs for the PCS system and other expenses. Cox's contribution of the Los Angeles-San Diego PCS license to the partnership would be conditioned on the receipt of FCC approval. Cox and CEI would continue to control the PCS license. The Los Angeles-San Diego PCS system would also be part of WirelessCo's seemless, integrated, nationwide communications network as an affiliate of the partnership.

               WirelessCo may also elect to bid in subsequent auctions for broadband PCS licenses. In addition, WirelessCo may invest in other entities that are awarded broadband PCS licenses, may acquire PCS licenses after the auctions from the successful bidders for those licenses and may affiliate with other successful bidders for licenses.

               To date, Comcast has made total cash capital contributions to WirelessCo of approximately $75 million. The partners' capital contributions to WirelessCo have been used primarily for operating expenses, to make payments to the FCC in connection with the PCS auction, to acquire the interest of The Washington Post Company in APC and to make capital contributions required under the APC partnership agreement. Additional equity requirements of WirelessCo will be funded by the partners through capital contributions to MajorCo in proportion to their ownership interests in WirelessCo. Comcast anticipates that MajorCo's capital requirements over the next several years will be significant. The partners have committed to contribute $4.4 billion in cash to the venture during the next three years, of which Comcast's share would be $660 million.

               MajorCo will also engage in the business of providing local wireline telephone service for both business and residential customers, primarily through the cable networks of cable television operators that affiliate with the partnership in exchange for agreed upon compensation. Cox, TCI and Comcast have agreed to affiliate their cable systems with the partnership to the extent that their systems are located in markets designated in MajorCo's initial business plan. The MajorCo partners propose to complete the initial business plan, which will also specify the partners' expected capital contributions, within the next few months. The offering of local wireline telephone services by the partnership will require the removal of existing regulatory and legislative barriers to local telephone competition.

               The MajorCo partners intend that the partnership will succeed to the business currently conducted by Cox, TCI and Comcast, together with Continental Cablevision, Inc. ("Continental"), through Teleport Communications Group Inc. and TCG Partners (collectively, "TCG"). TCG is one of the largest competitive access providers in the United States. Pursuant to a contribution agreement entered into on March 28, 1995, Cox, TCI and Comcast have agreed, subject to the satisfaction of certain conditions, to contribute to MajorCo their respective interests in TCG and in the local joint ventures among local cable operators and TCG. Such contributions will be subject to the receipt of necessary regulatory approvals and the satisfaction of other conditions. In addition, the cable partners intend to negotiate with Continental, which owns that portion of TCG that is not owned by Cox, TCI or Comcast, regarding the acquisition of its interest by such cable partners.

Nextel

               On April 3, 1995, Comcast, Comcast FCI, Inc. and NEXTEL Communications, Inc. ("Nextel") entered into an Amendment to Stock Purchase Agreement (the "Amendment") which amends the Original Stock Purchase Agreement dated as of September 14, 1992, as previously amended. The Amendment contains agreements reached on the terms and conditions applicable to potential exercises by Comcast of its pre-emptive rights with respect to issuance of Nextel equity occurring in connection with a variety of pending transactions, including the transactions contemplated to occur pursuant to certain definitive transaction agreements entered into among Nextel, Eagle River, Inc. and Craig O. McCaw as of April 4, 1995. The price of Nextel common stock to be purchased by Comcast pursuant to the Amendment is $12.25 per share. A copy of the Amendment is attached to this report as Exhibit 5.4, and is incorporated herein by reference and the description herein is qualified in its entirety by reference thereto.

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         (a)   Financial Statements
               --------------------

               The Consolidated Financial Statements for QVC, Inc. (formerly, QVC Network, Inc.) for the year ended January 31, 1994 and for the quarter ended October 31, 1994 are incorporated by reference to QVC's Annual Report on Form 10-K and Quarterly Report on Form 10-Q for those periods, respectively. The Company's Pro Forma Condensed Consolidated Financial Statements for QVC, Inc. (formerly QVC Network, Inc.) are incorporated by reference to the Company's current report on Form 8-K filed November 2, 1994.

               The Combined Financial Statements for the U.S. Cable Television Operations of Maclean Hunter, Inc. for the years ended December 31, 1992 and 1993 are incorporated by reference to the Company's current report on Form 8-K filed November 2, 1994. The Combined Financial Statements (unaudited) for the nine months ended September 30, 1994 and the Company's Pro Forma Condensed Consolidated Financial Statements for the U.S. Cable Television Operations of Maclean Hunter, Inc. are incorporated by reference to the Company's current report on Form 8-K filed January 6, 1995.

         (b)   Exhibits
               --------

         5.1. Agreement of Limited Partnership of MajorCo, L.P., a Delaware Limited Partnership dated as of March 28, 1995 among Sprint Spectrum, L.P., TCI Network Services, Comcast Telephony Services and Cox Telephony Partnership.

         5.2. Contribution Agreement by and among TCI Network Services, Comcast Telephony Services, Cox Telephony Partnership, MajorCo, L.P. and NewtelCo, L.P. dated as of March 28, 1995.

         5.3. Agreement of Limited Partnership of MinorCo, L.P., a Delaware Limited Partnership dated as of March 28, 1995 among Sprint Spectrum, L.P., TCI Network Services, Comcast Telephony Services and Cox Telephony Partnership.

         5.4. Amendment to Stock Purchase Agreement between Comcast Corporation, Comcast FCI, Inc. and NEXTEL Communications, Inc. dated as of April 3, 1995.

         23.1. Consent of KPMG Peat Marwick LLP

         23.2. Consent of Ernst & Young


                                   SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   April 13, 1995                COMCAST CORPORATION



                                              By:  /s/ Lawrence S. Smith
                                                   ---------------------
                                                       Lawrence S. Smith
                                                       Senior Vice President



                                 EXHIBIT INDEX

Exhibit No.                Exhibit                                    Page No.
- -----------                -------                                    --------

5.1      Agreement of Limited Partnership of MajorCo, L.P., a
         Delaware Limited Partnership dated as of March 28, 1995 among Sprint Spectrum, L.P., TCI Network Services, Comcast Telephony Services and Cox Telephony Partnership.

5.2 Contribution Agreement by and among TCI Network Services, Comcast Telephony Services, Cox Telephony Partnership,
         MajorCo, L.P. and NewtelCo, L.P. dated as of March 28,
         1995.

5.3      Agreement of Limited Partnership of MinorCo, L.P., a
         Delaware Limited Partnership dated as of March 28, 1995 among Sprint Spectrum, L.P., TCI Network Services, Comcast Telephony Services and Cox Telephony Partnership.

5.4      Amendment to Stock Purchase Agreement between Comcast
         Corporation, Comcast FCI, Inc. and NEXTEL Communications, Inc. dated as of April 3, 1995.

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of Ernst & Young